Exhibit 3.1
FORM OF
RESTATED CERTIFICATE OF INCORPORATION
OF
DISCOVERY COMMUNICATIONS, INC.
     DISCOVERY COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
     (1) The name of the Corporation is Discovery Communications, Inc. The original Certificate of Incorporation of the Corporation was filed on April 28, 2008.
     (2) This Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation.
     (3) This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.
     (4) This Restated Certificate of Incorporation shall become effective upon its filing with the Secretary of State of the State of Delaware.
     (5) Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:
ARTICLE I
NAME
     The name of the corporation is Discovery Communications, Inc. (the “Corporation”).
ARTICLE II
REGISTERED OFFICE
     The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is the Corporation Service Company.
ARTICLE III
PURPOSE
     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (as the same may be amended from time to time, “DGCL”).
ARTICLE IV
AUTHORIZED STOCK
     The total number of shares of capital stock which the Corporation shall have authority to issue is four billion (4,000,000,000) shares, of which three billion eight hundred million (3,800,000,000) shares shall be of a class designated as Common Stock, par value $0.01 per share (“Common Stock”), such class to be issuable in series as follows:
a.	One billion seven hundred million (1,700,000,000) shares of Common Stock shall be of a series designated as “Series A Common Stock” (the “Series A Common Stock”);

b.	One hundred million (100,000,000) shares of Common Stock shall be of a series designated as “Series B Common Stock” (the “Series B Common Stock”);

c.	Two billion (2,000,000,000) shares of Common Stock shall be of a series designated as “Series C Common Stock” (the “Series C Common Stock”);
and two hundred million (200,000,000) shares shall be of a class designated as Preferred Stock, par value $0.01 per share (“Preferred Stock”), such class to be issuable in series as follows:
d.	Seventy five million (75,000,000) shares of Preferred Stock shall be of a series designated as “Series A Convertible Participating Preferred Stock” (the “Series A Preferred Stock”);

e.	Seventy five million (75,000,000) shares of Preferred Stock shall be of a series designated as “Series C Convertible Participating Preferred Stock” (the “Series C Preferred Stock” and, together with the Series A Preferred Stock, the “Convertible Preferred Stock”); and

f.	Fifty million (50,000,000) shares of Preferred Stock which are undesignated as to series and are issuable in accordance with the provisions of Article IV, Section D (the “Series Preferred Stock”).
     Other than shares issued in connection with (x) the Merger (as defined in the Merger Agreement), (y) the exercise of any stock options or stock appreciation rights of the Corporation outstanding immediately following the effectiveness of the Merger, or (z) a Share Distribution in accordance with Article IV, Section B.4(a) below (such issuance pursuant to clause (x), (y) or (z) above, a “Permitted Series B Share Issuance”), so long as any shares of Series B Common Stock are issued and outstanding, the Corporation shall not issue, or enter into any agreement to issue, any shares of Series B Common Stock without the prior consent of the holders of at least 75% of the outstanding shares of Series B Common Stock, voting as a separate class (such consent of the holders of Series B Common Stock, a “Series B Consent”). The Series B Consent may be obtained at a meeting of stockholders of the Corporation or by written consent pursuant to Article VI, Section B of this Restated Certificate of Incorporation (as it may from time to time hereafter be amended or restated, the “Restated Certificate”).
     The description of the Common Stock and the Preferred Stock of the Corporation, and the relative rights, preferences and limitations thereof, or the method of fixing and establishing the same, are as hereinafter set forth in this Article IV.
SECTION A
CERTAIN DEFINITIONS AND INTERPRETATIONS
     Unless the context otherwise requires, the terms defined below shall have, for all purposes of this Restated Certificate, the meanings herein specified:

     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such Person.
     “ANPP” means Advance/Newhouse Programming Partnership, a New York general partnership.
     “ANPP Permitted Transferee” means a Person that acquires record and Beneficial Ownership of shares of Series A Preferred Stock from a member of the ANPP Stockholder Group or an ANPP Permitted Transferee, in each case, in a Permitted Transfer.
     “ANPP Stockholder Group” means Advance Publications, Inc., Newhouse Broadcasting Corporation and, as of the date of determination, any direct or indirect Subsidiary of Advance Publications, Inc. or Newhouse Broadcasting Corporation.
     “Annual Business Plan” means for any fiscal year of the Corporation, a comprehensive statement of the objectives and projections of the Corporation (including its Subsidiaries) with respect to the operations of its business, including objectives and projections concerning capital expenditures, cable television programming developments, license fees, subscriber discounts, revenues and expenses.
     “Base Amount” means the sum of (x) the number of shares of Series A Preferred Stock issued to the members of the ANPP Stockholder Group as of the Issue Date (other than any such shares of Series A Preferred Stock that are Escrow Shares as of the Issue Date) and (y) as of the date of determination, the number of Released Series A Shares.
     “Beneficial Ownership” or “Beneficially Own” has the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended; provided, however, that for purposes of determining Beneficial Ownership, (i) a Person shall be deemed to be the Beneficial Owner of any securities which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time or occurrence of conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, warrants, options, rights or otherwise, and (ii) a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities that such Person has a right to acquire upon the exercise of Rights.
     “Board of Directors” or “Board” means the Board of Directors of the Corporation and, unless the context indicates otherwise, also means, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Corporation with respect to such matter.
     “Business Day” means any day other than a Saturday, Sunday or a day on which banks are required or permitted to close in New York, New York.
     “capital stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in corporate stock (however designated).

     “Capitalized Lease Obligations” of any Person means any obligations to pay rent or other amounts under a lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and the amount of such obligations at any time will be the capitalized amount thereof at such time determined in accordance with GAAP.
     “Cash Flow” means for any Person, for any period, gross operating revenues of such Person and any entities required to be consolidated with such Person on a financial statement in accordance with GAAP (the “Consolidated Group”) for such period derived in the ordinary course of business from continuing operations minus all operating expenses from continuing operations of such Consolidated Group for such period, including, without limitation, technical, programming, selling, advertising, general and administrative expenses and corporate overhead incurred to the extent deducted in calculating operating income by such Consolidated Group during such period and all income taxes paid, but excluding depreciation, amortization, deferred taxes and other non-cash charges and interest expense, all the foregoing otherwise being determined in accordance with GAAP. Interest income, extraordinary items and gains or losses on sales or dispositions of property will be excluded from the calculation of Cash Flow. In the event of a sale, transfer or other disposition of any asset by any member of the Consolidated Group during any period, Cash Flow will be adjusted (x) to give effect to such sale, transfer or other disposition by excluding from Cash Flow the actual cash flow derived from such asset as if such sale, transfer or other disposition occurred on the first day of such period, and (y) by adding to Cash Flow all sale, transfer and other disposition-related operating expenses incurred by such member in connection with the sale, transfer or other disposition of such asset. In the event of an acquisition of any asset by any member of the Consolidated Group during any period, Cash Flow will be adjusted (x) to give effect to such acquisition by including in Cash Flow the actual cash flow derived from such asset as if such acquisition occurred on the first day of such period, and (y) by adding to Cash Flow all acquisition-related operating expenses incurred by such member in connection with the acquisition of such asset.
     “Cause” means (1) commission of an act of fraud, misappropriation, embezzlement or similar conduct against the Corporation, (2) conviction of, or plea of guilty or nolo contendere to, any crime (whether or not involving the Corporation) constituting a felony, or (3) the willful engaging by the director in misconduct that is materially injurious to the Corporation or its Subsidiaries, monetarily or otherwise; provided that, for purposes of this subclause (3), no action or failure to act on a director’s part shall be considered “willful” unless done, or omitted to be done, by the director in bad faith and without reasonable belief that such action or omission was in the best interests of the Corporation.
     “Commission” means the Securities and Exchange Commission, and any successor commission or agency having similar powers.
     “Company Rights Plan” means the Rights Agreement, dated as of [                    ], 2008, between the Corporation and Computershare Trust Company, N.A., as Rights Agent (and any successor or substitute shareholder rights plan).

     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by agreement, or otherwise. The terms “Controls”, “Controlled” and “Controlling” will have corresponding meanings.
     “Conversion Shares” means the Series A Conversion Shares and shares of Common Stock or other securities of the Corporation issued or issuable upon conversion of the shares of Series C Preferred Stock.
     “Convertible Securities” means (x) any securities of the Corporation (other than any series of Common Stock) that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of the Corporation or any other Person, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise, and (y) any securities of any other Person that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of such Person or any other Person (including the Corporation), whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise.
     “Debt Service” means for any period, the sum of (x) all principal due and payable with respect to any item of Indebtedness during such period and (y) all interest, premium, commitment, and other recurring or nonrecurring charges that are payable and should be accrued in accordance with GAAP with respect to any item of Indebtedness during such period.
     “Discovery” means Discovery Communications Holding, LLC, a Delaware limited liability company.
     “Escrow Shares” means any shares of Series A Preferred Stock or shares of Series C Preferred Stock that, on any date of determination, are held by [                    ], as Escrow Agent, pursuant to the Escrow Agreement, dated as of [                    ], 2008 (the “Escrow Agreement”), by and among ANPP, the Corporation and the Escrow Agent.
     “GAAP” means generally accepted accounting principles as accepted by the accounting profession in the United States as in effect from time to time.
     “Indebtedness” means with respect to any Person, any indebtedness or obligations, direct or indirect, secured or unsecured, contingent or otherwise (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) for borrowed money, and any deposits or advances of any kind held by such Person, and all obligations with respect to which interest charges are customarily paid, and all obligations evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property or payment for any services (other than accounts payable to suppliers incurred in the ordinary course of business and paid in the ordinary course of business), if and to the extent any of the foregoing obligations or indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and will also include, to the extent not otherwise included (but without duplication), (i) any Capitalized Lease

Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person are subject, whether or not the obligation or obligations secured thereby will have been assumed, (iii) any obligations, contingent or otherwise, guaranteeing or having the economic effect of guaranteeing any debt or obligation of any other Person, (iv) the face value of any letters of credit and bankers acceptances less amounts drawn thereunder and for which reimbursement has been made, (v) the amount of any obligations of such Person under conditional sales and title retention agreements and (vi) obligations of any such Person under any interest rate agreement applicable to any of the foregoing.
     “Independent Director” means a director who satisfies the independence requirements set forth in the Corporate Governance Rules of NASDAQ (or the rules and regulations of the principal securities exchange on which the Corporation’s equity securities are then listed) in effect from time to time; provided, however, that if, at any particular time, NASDAQ (or the principal securities exchange on which the Corporation’s equity securities are then listed) has not then adopted a definition of “independent director”, “Independent Director” means a director who, as determined in good faith by the Board (other than the “Independent Director” in question), has no relationship to the Corporation that may interfere with the exercise of his or her independence in carrying on his or her duties to the Corporation under the DGCL or any other applicable laws.
     “Issue Date” means the date on which shares of Convertible Preferred Stock are first issued.
     “Junior Stock” means, as the context requires, (i) the Common Stock, (ii) any other class or series of capital stock, whether now existing or hereafter created, of the Corporation, other than (A) the Convertible Preferred Stock, (B) any class or series of Parity Stock (except to the extent provided under clause (iii) hereof) and (C) any Senior Stock, and (iii) any class or series of Parity Stock to the extent that it ranks junior to the Convertible Preferred Stock as to dividend rights, rights of redemption and/or rights on liquidation, as the case may be. For purposes of clause (iii) above, a class or series of Parity Stock shall rank junior to the Convertible Preferred Stock as to dividend rights, rights of redemption and/or rights on liquidation if the holders of shares of Convertible Preferred Stock shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.
     “Liquidation Preference” measured per share of the Convertible Preferred Stock as of the date in question (the “Determination Date”), means an amount equal to $0.01 (as appropriately adjusted to take into account any stock splits, reverse splits and the like affecting the Convertible Preferred Stock occurring after the Issue Date). In connection with the determination of the Liquidation Preference of a share of Convertible Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, the Determination Date shall be the record date for the distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up.

     “Maximum Amount” means a number of shares of Common Stock equal to (i) 7.5% of the sum of (A) the number of shares of Common Stock of the Corporation outstanding (with Conversion Shares (other than Conversion Shares issuable in respect of Escrow Shares) deemed outstanding for this purpose) immediately following the effectiveness of the Merger, (B) the number of Conversion Shares issued or issuable in respect of Released Shares as of the date of determination, and (C) the number of shares of Common Stock issuable upon exercise of the Converted Options (as defined in the Merger Agreement); plus (ii) the number of Conversion Shares issuable upon conversion of shares of Convertible Preferred Stock issued to the members of the ANPP Stockholder Group upon the effectiveness of the Merger (other than any such Conversion Shares issuable in respect of Escrow Shares); plus (iii) the number of Conversion Shares issued or issuable in respect of Released Shares as of the date of determination; provided, that, in the event any member of the ANPP Stockholder Group or any ANPP Permitted Transferee Transfers shares of Convertible Preferred Stock or Conversion Shares following the effectiveness of the Merger (other than (1) in a Transfer that constitutes a Permitted Transfer or (2) in a Transfer to the Corporation as a result of the retirement or cancellation of any Escrow Shares pursuant to the terms of the Escrow Agreement) then the amount of shares calculated above will be reduced by such number of shares of Conversion Shares issuable upon conversion of shares of Convertible Preferred Stock, or Conversion Shares, so Transferred. Notwithstanding the foregoing, in the event any member of the ANPP Stockholder Group or any of its Affiliates, or any ANPP Permitted Transferee or any of its Affiliates (x) acquires, or enters into any agreement, arrangement or understanding to acquire, Beneficial Ownership of shares of Common Stock following the effectiveness of the Merger, or (y) Transfers or enters into any agreement, arrangement or understanding to Transfer, Beneficial Ownership of shares of Convertible Preferred Stock to any third party, then such acquisition or Transfer, as the case may be, will be deemed, upon the execution or entry of any such agreement, arrangement or understanding or the consummation of any such acquisition or Transfer, to result in the Maximum Amount being exceeded to the extent that after giving effect to such acquisition of Beneficial Ownership of shares of Common Stock or such Transfer of Beneficial Ownership of shares of Convertible Preferred Stock (other than the Transfer of any Escrow Shares to the Corporation as a result of the retirement or cancellation of any Escrow Shares pursuant to the terms of the Escrow Agreement), the aggregate voting power (stated as a percentage) of all shares of Common Stock Beneficially Owned by the members of the ANPP Stockholder Group and its Affiliates, the ANPP Permitted Transferee and its Affiliates, or such third-party Transferee and its Affiliates (including for these purposes Conversion Shares, other than Conversion Shares issued or issuable in respect of any Escrow Shares), as applicable, would exceed by more than one percentage point the aggregate voting power of the ANPP Stockholder Group to vote with the holders of the Common Stock, voting together as a single class, on matters that may be submitted to a vote of stockholders of the Corporation (other than the election of directors) immediately following the effectiveness of the Merger; provided, that Escrow Shares will be excluded for purposes of calculating whether the one percentage point voting power threshold has been exceeded, and (x) any Released Series A Shares or Series A Conversion Shares and (y) any shares of Common Stock issuable upon exercise of the Converted Options, will, in each case, be deemed to have been outstanding immediately following the effectiveness of the Merger for purposes of calculating whether the one percentage point voting power threshold has been exceeded.

     “Merger Agreement” means the Agreement and Plan of Merger, dated as of June 4, 2008, by and among the Corporation, Discovery Holding Company and DHC Merger Sub, Inc.
     “NASDAQ” means The Nasdaq Stock Market, Inc.
     “Parity Stock” means, as the context requires, any class or series of capital stock, whether now existing or hereafter created, of the Corporation ranking on a parity basis with the Convertible Preferred Stock as to dividend rights, rights of redemption and/or rights on liquidation, as the case may be. Capital stock of any class or series shall rank on a parity basis as to dividend rights, rights of redemption or rights on liquidation with the Convertible Preferred Stock, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fund or mandatory redemption provisions, if any, are different from those of the Convertible Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective accrued and unpaid dividends, redemption prices or liquidation prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Convertible Preferred Stock. No class or series of capital stock that ranks junior to the Convertible Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Convertible Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides. The Series A Preferred Stock and the Series C Preferred Stock shall each be deemed to be Parity Stock as to each of the other such series.
     “Permitted Transfer” means the Transfer of (i) all shares of Series A Preferred Stock then outstanding, (ii) all shares of Series A Conversion Shares held by such Person Transferring shares of Series A Preferred Stock and its Affiliates, and (iii) all shares of Series A Preferred Stock and Series A Conversion Shares that are Escrow Shares, to any Transferee so long as after giving effect to such Transfer to it, the shares of Convertible Preferred Stock and Common Stock Beneficially Owned by such Transferee and its Affiliates (including any Conversion Shares) immediately following such Transfer do not result in such Transferee and its Affiliates collectively Beneficially Owning a number of shares that is in excess of the Maximum Amount.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.
     “Related Party” means any Affiliate of a Person; provided, that, for the purposes of this definition only, without limiting the generality of the definition of Affiliate, any Person (“First Person”) that directly or indirectly owns and has the right to vote or direct the vote (in the election of directors) of securities of another Person (“Other Person”) constituting 25% or more of the outstanding voting power of such Other Person will be deemed to Control such Other Person, so long as no other securityholder of such Other Person directly or indirectly owns and has the right to vote or direct the vote (in the election of directors) of securities of such Other

Person constituting a greater percentage of the outstanding voting power that is owned by such First Person in such Other Person.
     “Released Series A Shares” means any issued and outstanding shares of Series A Preferred Stock that were Escrow Shares, which, as of the date of determination, are no longer subject to the Escrow Agreement.
     “Released Series C Shares” means any issued and outstanding shares of Series C Preferred Stock that were Escrow Shares, which, as of the date of determination, are no longer subject to the Escrow Agreement.
     “Released Shares” means, as of the date of determination, Released Series A Shares and Released Series C Shares.
     “Rights” has the meaning ascribed thereto in the Company Rights Plan (or the comparable right under any successor or substitute shareholder rights plan).
     “Series A Conversion Shares” shares of Common Stock or other securities of the Corporation issued or issuable upon conversion of the shares of Series A Preferred Stock.
     “Series A Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for Series A Common Stock.
     “Series B Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for Series B Common Stock.
     “Series C Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for Series C Common Stock.
     “Senior Stock” means, as the context requires, (i) any class or series of Series Preferred Stock hereafter created, or (ii) any class or series of capital stock, whether now existing or hereafter created, of the Corporation, in each case, ranking prior to the Convertible Preferred Stock as to dividend rights, rights of redemption and/or rights on liquidation, as the case may be. Capital stock of any class or series shall rank prior to the Convertible Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Convertible Preferred Stock. No class or series of capital stock that ranks on a parity basis with or junior to the Convertible Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Convertible Preferred Stock as to dividend rights or rights of redemption, notwithstanding that the dividend rate, dividend payment dates, sinking fund provisions, if any, or redemption provisions thereof are different from those of the Convertible Preferred Stock, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides. Notwithstanding the foregoing, any class or series of capital stock which requires the Corporation to cumulate or accrue dividends on such shares, or to pay such dividends in shares of capital stock in the event such dividends are not declared and paid during any dividend period applicable to such class or series, or to add any such unpaid dividends to the liquidation or redemption price of any such class or series of capital stock, shall constitute Senior Stock.
     “Subsidiary” when used with respect to any Person, means any other Person (1) of which (x) in the case of a corporation, at least (A) a majority of the equity and (B) a majority of the voting interests are owned or Controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries or (y) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries (A) owns a majority of the equity interests thereof and (B) has the power to elect or direct the election of a majority of the members of the governing body thereof or otherwise has Control over such organization or entity; or (2) that is required to be consolidated with such first Person for financial reporting purposes under GAAP.
     “Transaction Agreement” means the Transaction Agreement, dated as of June 4, 2008, by and among Discovery Holding Company, the Corporation, DHC Merger Sub, Inc., Advance/Newhouse Programming Partnership, and, with respect to Section 5.14 thereof only, Advance Publications, Inc. and Newhouse Broadcasting Corporation.
     “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any capital stock Beneficially Owned by a stockholder or any interest in any capital stock Beneficially Owned by a stockholder and “Transferee” means any Person to whom such a Transfer is made.
     “Wholly-Owned Subsidiary” means, as to any Person, a Subsidiary of such Person, 100% of the equity and voting interest in which is owned beneficially or of record, directly and/or indirectly, by such Person.
     “Underlying Securities” means, with respect to any class or series of Convertible Securities, the class or series of securities into which such class or series of Convertible Securities are directly or indirectly convertible, or for which such Convertible Securities are directly or indirectly exchangeable, or that such Convertible Securities evidence the right to purchase or otherwise receive, directly or indirectly.
     If, after the effectiveness of the Merger, there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any shares of the capital stock of the Corporation, then, in any such event, the numbers and types of shares of such capital stock referred to in this Restated Certificate shall be appropriately adjusted.

SECTION B
SERIES A COMMON STOCK, SERIES B COMMON STOCK
AND SERIES C COMMON STOCK
     Each share of common stock, par value $0.01 per share (“Old Common Stock”), of the Corporation issued and outstanding immediately prior to the effectiveness of this Restated Certificate (the time of such effectiveness being referred to herein as the “Effective Time”) shall be changed into and reclassified into one fully paid and non-assessable share of Series A Common Stock such that at the Effective Time each holder of record of Old Common Stock shall, without further action, be and become the holder of one share of Series A Common Stock for each share of Old Common Stock theretofore held of record by such holder.
     Each share of Series A Common Stock, each share of Series B Common Stock and each share of Series C Common Stock shall, except as otherwise provided in this Article IV, Section B, be identical in all respects and shall have equal rights, powers and privileges.
     1. Voting Rights.
          Holders of Series A Common Stock shall be entitled to one vote for each share of such stock held, and holders of Series B Common Stock shall be entitled to ten votes for each share of such stock held, on all matters that may be submitted to a vote of stockholders of the Corporation (regardless of whether such holders are voting together with the holders of all Voting Securities (as defined below), or as a separate class with the holders of one or more series of Common Stock, or as a separate series of Common Stock, or otherwise). Holders of Series C Common Stock shall not be entitled to any voting powers, except as (and then only to the extent) otherwise required by the laws of the State of Delaware. If a vote or consent of the holders of Series C Common Stock should at any time be required by the laws of the State of Delaware on any matter, the holders of Series C Common Stock shall be entitled to 1/100th of a vote on such matter for each share of Series C Common Stock held. Except as may otherwise be required by the laws of the State of Delaware or as may otherwise be provided in this Restated Certificate, or, with respect to any series of Series Preferred Stock, in any resolution or resolutions establishing such series pursuant to authority vested in the Board of Directors by Article IV of this Restated Certificate, the holders of outstanding shares of Series A Common Stock, the holders of outstanding shares of Series B Common Stock, the holders of outstanding shares of Series A Preferred Stock, and the holders of outstanding shares of each series of Series Preferred Stock entitled to vote thereon, if any, shall vote as one class with respect to all matters to be voted on by stockholders of the Corporation (excluding, with respect to the Series A Preferred Stock, the election of directors and any matter provided by Section 242 of the DGCL, but including, without limitation, and irrespective of the provisions of Section 242(b)(2) of the DGCL, any proposed amendment to this Restated Certificate that would (x) increase (i) the number of authorized shares of Common Stock or any series thereof, (ii) the number of authorized shares of Preferred Stock or any series thereof or (iii) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established or (y) decrease (i) the number of authorized shares of Common Stock or any series thereof, (ii) the number of authorized shares of Preferred Stock or any series thereof or (iii) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established (but not below the number of shares of such class or series of capital stock, as the case may be, then outstanding)), and no separate class or series vote or consent of the holders of shares of any class or series of capital stock of the Corporation shall be required for the approval of any such matter. As provided for in Article V of this Restated Certificate, the Series A Preferred Stock Directors shall be elected by the holders of the Series A Preferred Stock (and holders of Series A Common Stock or Series B Common Stock shall have no right to vote or participate in the election of the Series A Preferred Stock Directors), and the Common Stock Directors (as defined in Article V, Section A.2) shall be elected by the holders of the Series A

Common Stock, Series B Common Stock and any series of Series Preferred Stock authorized to vote thereon (and the holders of the Series A Preferred Stock shall have no right to vote or participate in the election of the Common Stock Directors). The term “Voting Securities” means the shares of Series A Common Stock, Series B Common Stock, and, subject to Article IV, Section C.5, shares of Series A Preferred Stock, on an as converted basis, and any series of Series Preferred Stock and any other class or series of securities of the Corporation hereafter established the holders of which are entitled to vote with the holders of the Series A Common Stock and the Series B Common Stock generally upon all matters that may be submitted to a vote of stockholders.
     2. Conversion Rights.
          (a) Each share of Series B Common Stock shall be convertible, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Common Stock. Any such conversion may be effected by any holder of Series B Common Stock by surrendering such holder’s certificate or certificates for the Series B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Series B Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates representing shares of Series A Common Stock to be issued and, if less than all of the shares of Series B Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate representing such remaining shares of Series B Common Stock to be issued. If so required by the Corporation, any certificate representing shares surrendered for conversion in accordance with this Section shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder, and shall, if required by the last sentence of Article IV, Section B.2(b), be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder’s nominee or nominees, a certificate or certificates representing the number of shares of Series A Common Stock to which such holder shall be entitled as herein provided. If less than all of the shares of Series B Common Stock represented by any one certificate are to be converted, the Corporation shall issue and deliver to such holder or such holder’s nominee or nominees a new certificate representing the shares of Series B Common Stock not converted. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the person or persons entitled to receive the Series A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Series A Common Stock on that date. A number of shares of Series A Common Stock equal to the number of shares of Series B Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Series B Common Stock. Shares of Series B Common Stock that have been converted hereunder shall become treasury shares that may be issued or retired by resolution of the Board of Directors. Shares of Series A Common Stock and shares of Series C Common Stock shall not be convertible into shares of any other series of Common Stock.

     (b) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of certificates representing shares of Common Stock on conversion of shares of Series B Common Stock pursuant to this Article IV, Section B.2. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any issue or delivery of certificates representing any shares of Common Stock in a name other than that in which the shares of Series B Common Stock so converted were registered and no such issue or delivery shall be made unless and until the person requesting the same has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.
     3. Dividends.
     Whenever a dividend, other than a dividend that constitutes a Share Distribution, is paid to the holders of any series of Common Stock then outstanding, the Corporation shall also pay to the holders of each other series of Common Stock then outstanding an equal dividend per share. Dividends shall be payable only as and when declared by the Board of Directors of the Corporation out of assets of the Corporation legally available therefor. Whenever a Share Distribution is paid to the holders of any series of Common Stock then outstanding, the Corporation shall also pay a Share Distribution to the holders of each other series of Common Stock then outstanding, as provided in Article IV, Section B.4 below. For purposes of this Article IV, Section B.3 and Article IV, Section B.4 below, a “Share Distribution” means a dividend or distribution (including a distribution made in connection with any dissolution, winding up or full or partial liquidation of the Corporation) payable in shares of any class or series of capital stock, Convertible Securities or other securities of the Corporation or any other Person.
     4. Share Distributions.
     If at any time a Share Distribution is to be made with respect to any series of Common Stock, such Share Distribution may be declared and paid only as follows:
          (a) a Share Distribution (i) consisting of shares of Series C Common Stock or Series C Convertible Securities may be declared and paid to holders of Series A Common Stock, Series B Common Stock and Series C Common Stock, on an equal per share basis, or (ii) consisting of (x) shares of Series A Common Stock or Series A Convertible Securities may be declared and paid to holders of Series A Common Stock, on an equal per share basis, (y) shares of Series B Common Stock or Series B Convertible Securities may be declared and paid to holders of Series B Common Stock, on an equal per share basis, and (z) shares of Series C Common Stock or Series C Convertible Securities may be declared and paid to holders of Series C Common Stock, on an equal per share basis; or
          (b) subject to Section B.4(c) below, a Share Distribution consisting of any class or series of securities of the Corporation or any other Person other than Series A Common Stock, Series B Common Stock or Series C Common Stock (or Series A Convertible Securities, Series B Convertible Securities or Series C Convertible Securities), may be declared and paid on the basis of a distribution of (i) identical securities, on an equal per share basis, to holders of

Series A Common Stock, Series B Common Stock and Series C Common Stock, (ii) separate classes or series of securities, on an equal per share basis, to the holders of each such series of Common Stock or (iii) a separate class or series of securities to the holders of one or more series of Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Common Stock; provided, that, in connection with a Share Distribution pursuant to clause (ii) or clause (iii), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the Underlying Securities) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions, as applicable), with holders of shares of Series B Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution, as applicable) among the Series A Common Stock, the Series B Common Stock and the Series C Common Stock, and (2) in the event the securities to be received by the holders of shares of Common Stock other than the Series B Common Stock consist of different classes or series of securities, with each such class or series of securities (or the Underlying Securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions, as applicable), then such classes or series of securities will be distributed to the holders of each series of Common Stock (other than the Series B Common Stock) (A) as the Board of Directors determines or (B) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions, as applicable) of the class or series of securities (or the Underlying Securities) to be received by the holders of each series of Common Stock (other than the Series B Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions, as applicable) of such series of Common Stock, as compared to the other series of Common Stock (other than the Series B Common Stock).
          (c) So long as any shares of Series B Common Stock are issued and outstanding, unless a Series B Consent has been received approving the terms of such Share Distribution, (i) no Share Distribution may be declared or paid if the securities to be received by the holders of the Series C Common Stock in such Share Distribution (and, if the Share Distribution consists of Convertible Securities, the Underlying Securities with respect thereto) are entitled to vote with respect to matters upon which security holders of the issuer thereof are generally entitled to vote (other than to an extent no greater than the holders of Series C Common Stock are entitled to vote upon matters as provided in this Restated Certificate); and (ii) no Share Distribution of securities entitled to vote generally upon matters that may be submitted to a vote of security holders of the issuer thereof, whether consisting of any class or series of securities of the Corporation or any other Person (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase such securities), may be declared or paid unless the securities to be received by the holders of Series B Common Stock in such Share

Distribution (and, if the Share Distribution consists of Convertible Securities, the Underlying Securities with respect thereto) at all times have voting power with respect to matters upon which security holders of the issuer thereof are generally entitled to vote per share or other unit (“Per Share Voting Power”) of not less than ten times the Per Share Voting Power of the securities (and, if the Share Distribution consists of Convertible Securities, the Underlying Securities with respect thereto) to be received in such Share Distribution by the holders of each other series of Common Stock receiving securities entitled to such voting power, if any.
     5. Reclassification.
     The Corporation shall not reclassify, subdivide or combine one series of Common Stock without reclassifying, subdividing or combining each other series of Common Stock, on an equal per share basis. Any such reclassification, subdivision or combination must also satisfy the requirements set forth in Article VII of this Restated Certificate.
     6. Liquidation and Dissolution.
     In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Series Preferred Stock and the Convertible Preferred Stock are entitled, the holders of shares of Series A Common Stock, the holders of shares of Series B Common Stock, the holders of shares of Series C Common Stock and the holders of shares of Convertible Preferred Stock shall share equally, on a share for share basis (and, in the case of the Convertible Preferred Stock, on an as converted into Common Stock basis), in the assets of the Corporation remaining for distribution to the holders of Common Stock. Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article IV, Section B.6.
SECTION C
SERIES A PREFERRED STOCK AND SERIES C PREFERRED STOCK
     The Convertible Preferred Stock shall have the following preferences, limitations and relative rights.
     1. Dividends.
          (a) Cash Dividend Rights. Subject to the prior preferences and other rights of any Senior Stock and the provisions of Article IV, Section C.3 hereof, the holders of shares of Convertible Preferred Stock shall be entitled to receive cash dividends per share in an amount (the “Participating Dividend”) equal to the product of (x) the amount of the cash dividend declared and to be paid on a single share of Common Stock and (y) the number of shares of Common Stock into which a share of Convertible Preferred Stock may be converted as of the record date for the determination of holders of Common Stock entitled to receive such dividend. Except for a dividend of the Rights pursuant to the Company Rights Plan (a “Rights Dividend”), the Participating Dividends shall be the only dividends payable to holders of Convertible Preferred Stock and such Participating Dividends shall be declared and paid only when, as and if a cash dividend is declared and paid upon the outstanding shares of Common Stock. Dividends or distributions on the Common Stock which are paid or made in Common Stock or other securities, properties or other assets of the Corporation or any other Person other than cash shall not constitute Participating Dividends and holders of Convertible Preferred Stock shall have no rights with respect thereto, other than as may be provided in Article IV, Section C.4. Participating Dividends shall be payable to holders of record of shares of Convertible Preferred Stock as of the record date for the determination of holders of Common Stock entitled to receive such dividend and shall be payable on the payment date established by the Corporation for the payment of such cash dividend to holders of Common Stock. To the extent that the Convertible Preferred Stock is, at the time of the declaration of any such cash dividend, convertible into any other securities of the Corporation in addition to or in lieu of being convertible into Common Stock, then the Corporation shall pay to the holders of Convertible Preferred Stock, in addition to the amount of the dividend calculated above in respect of the number of shares of Common Stock into which such share of Convertible Preferred Stock is then convertible, if any, an amount equal to the amount of the dividend payable per share or other unit of securities into which the Convertible Preferred Stock is then convertible multiplied by the number of shares or other units issuable to such holder upon conversion of a share of Convertible Preferred Stock.
          (b) Method of Payment. All dividends (other than a Rights Dividend) payable with respect to the shares of Convertible Preferred Stock pursuant to Article IV, Section C.1(a) shall be declared and paid in cash. All cash dividends paid with respect to the shares of Convertible Preferred Stock pursuant to Article IV, Section C.1(a) shall be paid pro rata to all the holders of shares of Convertible Preferred Stock outstanding on the applicable record date, on an as converted basis.
     2. Distribution Upon Liquidation, Dissolution or Winding Up. Subject to the prior payment in full of the preferential amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Convertible Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made to the holders of any Junior Stock, an amount in cash or property at its fair market value, as determined by the Board of Directors in good faith, or a combination thereof, per share, equal to the Liquidation Preference of a share of Convertible Preferred Stock as of the date of payment or distribution, which payment or distribution shall be made pari passu with any such payment or distribution made to the holders of any Parity Stock ranking on a parity basis with the Convertible Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Corporation. Following the payment of all amounts owing to holders of each class or series of capital stock of the Corporation having a preference or priority over the Common Stock as to distributions upon the liquidation, dissolution or winding up of the Corporation, then the holders of the Convertible Preferred Stock shall be entitled to participate, with the holders of the Common Stock and with the holders of any other securities of the Corporation entitled to participate, pro rata, based upon the number of shares of Common Stock into which the shares of Convertible Preferred Stock are then convertible, as to any amounts remaining for distribution to the holders of Common Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon distribution of the Corporation’s assets in liquidation, dissolution or winding up, the assets of the Corporation to be distributed among the holders of the Convertible Preferred Stock and to all holders of any Parity Stock ranking on a parity basis with the Convertible Preferred Stock with respect to distributions upon liquidation, dissolution or winding up shall be insufficient to permit payment in full to such holders of the respective preferential amounts to which they are entitled, then the entire assets of the Corporation to be distributed to holders of the Convertible Preferred Stock and such Parity Stock shall be distributed to such holders based upon and in proportion to the full preferential amounts to which the shares of Convertible Preferred Stock and such Parity Stock would otherwise be entitled. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article IV, Section C.2. Notice of the liquidation, dissolution or winding up of the Corporation shall be given, not less than 20 days prior to the date on which such liquidation, dissolution or winding up is expected to take place or become effective, to the holders of record of the shares of Convertible Preferred Stock.
     3. Limitations on Dividends. If at any time the Corporation shall have declared a dividend on the Convertible Preferred Stock and failed to pay or set aside consideration sufficient to pay such dividend, or if the Corporation declares a cash dividend on the shares of Common Stock and fails to pay or set aside the Participating Dividend required to be paid to the holders of the Convertible Preferred Stock, then (i) the Corporation shall not declare or pay any dividend on or make any distribution with respect to any Parity Stock or Junior Stock or set aside any money or assets for any such purpose until such dividend payable to the holders of Convertible Preferred Stock has been paid or consideration sufficient to pay such dividend has been set aside for such purpose, and (ii) neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any shares of Convertible Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, a sinking fund or otherwise, unless all then outstanding shares of any class or series of Parity Stock that by the terms of the instrument creating or evidencing such Parity Stock is required to be redeemed under such circumstances are redeemed or exchanged pursuant to the terms hereof and thereof.
     Neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, if after giving effect to such redemption, exchange, purchase or other acquisition, the amount (as determined by the Board of Directors in good faith) that would be available for distribution to the holders of the Convertible Preferred Stock upon liquidation, dissolution or winding up of the Corporation if such liquidation, dissolution or winding up were to occur on the date fixed for such redemption, exchange, purchase or other acquisition of such Parity Stock or Junior Stock would be less than the aggregate Liquidation Preference as of such date of all shares of Convertible Preferred Stock then outstanding.
     Nothing contained in this Article IV, Section C.3 shall prevent (i) the payment of dividends on any Junior Stock solely in shares of Junior Stock or the redemption, purchase or other acquisition of Junior Stock solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of Junior Stock, or (ii) the payment of dividends on any Parity

Stock solely in shares of Parity Stock and/or Junior Stock or the redemption, exchange, purchase or other acquisition of Parity Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds from the sale of, shares of Parity Stock and/or Junior Stock.
     All provisions of this Article IV, Section C.3 are for the sole benefit of the holders of Convertible Preferred Stock and accordingly, if the holders of shares of Convertible Preferred Stock shall have waived (as provided in Article IV, Section C.6) in whole or in part the benefit of the applicable provisions, either generally or in the specific instance, such provision shall not (to the extent of such waiver, in the case of a partial waiver) restrict the redemption, exchange, purchase or other acquisition of, or declaration, payment or making of any dividends or distributions on the Convertible Preferred Stock, any Parity Stock or any Junior Stock.
     4. Conversion.
          (a) Series A Preferred Stock Optional and Mandatory Conversion. Each outstanding share of Series A Preferred Stock is convertible at the option of the holder at any time into fully paid and non-assessable full share(s) of Series A Common Stock at the then effective Series A Conversion Rate (as defined below). In addition, (i) the holder of each outstanding share of Series A Preferred Stock shall be deemed to have automatically converted such share into fully paid and non-assessable share(s) of Series A Common Stock at the then effective Series A Conversion Rate immediately upon the Transfer (other than a Transfer that is a Permitted Transfer or a Transfer from one member of the ANPP Stockholder Group to another member of the ANPP Stockholder Group) of such share to any Person, and (ii) the holders of all outstanding shares of Series A Preferred Stock shall be deemed to have automatically converted all such shares of Series A Preferred Stock into fully paid and non-assessable share(s) of Series A Common Stock at such time as the number of issued and outstanding shares of Series A Preferred Stock (other than any such shares that are Escrow Shares as of the date of determination) is less than 80% of the Base Amount. Such conversion pursuant to clauses (i) or (ii) above is referred to herein as the “Series A Mandatory Conversion”. In the event of a Series A Mandatory Conversion, the share(s) of Series A Preferred Stock subject to such Series A Mandatory Conversion shall be automatically converted into fully paid and non-assessable share(s) of Series A Common Stock at the then effective Series A Conversion Rate without any further action by the Corporation or holders of Series A Preferred Stock and whether or not the certificate(s) representing such share(s) of Series A Preferred Stock are surrendered to the Corporation; and the Corporation shall not be obligated to issue certificate(s) evidencing the share(s) of Series A Common Stock issuable upon such Series A Mandatory Conversion unless the certificate(s) evidencing such share(s) of Series A Preferred Stock are delivered to the Corporation, or the holder thereof notifies the Corporation that such certificate(s) have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate(s). In case cash, securities or property other than Series A Common Stock shall be payable, deliverable or issuable upon conversion as provided herein, then all references to Series A Common Stock in this Article IV, Section C.4 shall be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property or other securities. Subject to the provisions for adjustment hereinafter set forth in this Article IV, Section C.4, the Series A Preferred Stock may be converted into

Series A Common Stock at the initial conversion rate of one fully paid and non-assessable share of Series A Common Stock for each share of Series A Preferred Stock so converted (this conversion rate as from time to time adjusted cumulatively pursuant to the provisions of this Section is hereinafter referred to as the “Series A Conversion Rate”).
          (b) Series C Preferred Stock Optional and Mandatory Conversion. Each outstanding share of Series C Preferred Stock is convertible at the option of the holder at any time into fully paid and non-assessable full share(s) of Series C Common Stock at the then effective Series C Conversion Rate. In addition, (i) the holder of each outstanding share of Series C Preferred Stock shall be deemed to have automatically converted such share into fully paid and non-assessable share(s) of Series C Common Stock at the then effective Series C Conversion Rate immediately upon the Transfer of such share to any Person that is not a member of the ANPP Stockholder Group, and (ii) the holders of all outstanding shares of Series C Preferred Stock shall be deemed to have automatically converted all such shares of Series C Preferred Stock into fully paid and non-assessable share(s) of Series C Common Stock at such time as a Series A Mandatory Conversion shall be deemed to have occurred pursuant to Article IV, Section C.4(a)(ii). Such conversion pursuant to (i) or (ii) referred to above is referred to herein as the “Series C Mandatory Conversion” and, together with any Series A Mandatory Conversion, the “Mandatory Conversion”. In the event of a Series C Mandatory Conversion, the share(s) of Series C Preferred Stock subject to such Series C Mandatory Conversion shall be automatically converted into fully paid and non-assessable share(s) of Series C Common Stock at the then effective Series C Conversion Rate without any further action by the Corporation or holders of Series C Preferred Stock and whether or not the certificate(s) representing such share(s) of Series C Preferred Stock are surrendered to the Corporation; and the Corporation shall not be obligated to issue certificate(s) evidencing the share(s) of Series C Common Stock issuable upon such Series C Mandatory Conversion unless the certificate(s) evidencing such share(s) of Series C Preferred Stock are delivered to the Corporation, or the holder thereof notifies the Corporation that such certificate(s) have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate(s). In case cash, securities or property other than Series C Common Stock shall be payable, deliverable or issuable upon conversion as provided herein, then all references to Series C Common Stock in this Article IV, Section C.4 shall be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property or other securities. Subject to the provisions for adjustment hereinafter set forth in this Article IV, Section C.4, the Series C Preferred Stock may be converted into Series C Common Stock at the initial conversion rate of one fully paid and non-assessable share of Series C Common Stock for each share of Series C Preferred Stock so converted (this conversion rate as from time to time adjusted cumulatively pursuant to the provisions of this Section is hereinafter referred to as the “Series C Conversion Rate” and, together with the Series A Conversion Rate, the “Conversion Rate”).
Notwithstanding anything to the contrary in this Article IV, subject to the provisions for adjustment hereinafter set forth in this Article IV, Section C.4, any provisions in this Article that refers to a conversion of the Convertible Preferred Stock shall mean, (x) in the case of the Series A Preferred Stock, the conversion of the Series A Preferred Stock into the Series A Common

Stock and (y) in the case of the Series C Preferred Stock, the conversion of the Series C Preferred Stock into the Series C Common Stock.
          (c) Adjustments for Stock Splits, Stock Dividends, Etc.
               (i) In case after the Issue Date the Corporation shall (1) pay a dividend or make a distribution on its outstanding shares of Series A Common Stock in shares of its Common Stock, (2) subdivide the then outstanding shares of Series A Common Stock into a greater number of shares of Series A Common Stock, (3) combine the then outstanding shares of Series A Common Stock into a smaller number of shares of Series A Common Stock, or (4) issue by reclassification of its shares of Series A Common Stock any shares of any other class of capital stock of the Corporation (including any such reclassification in connection with a merger in which the Corporation is the continuing corporation), then the Series A Conversion Rate in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of each share of the Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock of the Corporation that such holder would have owned or been entitled to receive immediately following such action had such shares of Series A Preferred Stock been converted immediately prior to such time.
               (ii) In case after the Issue Date the Corporation shall (1) pay a dividend or make a distribution on its outstanding shares of Series C Common Stock in shares of its Common Stock, (2) subdivide the then outstanding shares of Series C Common Stock into a greater number of shares of Series C Common Stock, (3) combine the then outstanding shares of Series C Common Stock into a smaller number of shares of Series C Common Stock, or (4) issue by reclassification of its shares of Series C Common Stock any shares of any other class of capital stock of the Corporation (including any such reclassification in connection with a merger in which the Corporation is the continuing corporation), then the Series C Conversion Rate in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of each share of the Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock of the Corporation that such holder would have owned or been entitled to receive immediately following such action had such shares of Series C Preferred Stock been converted immediately prior to such time.
               (iii) An adjustment made pursuant to this Article IV, Section C.4(c) for a dividend or distribution shall become effective immediately after the record date for the dividend or distribution and an adjustment made pursuant to this Article IV, Section C.4(c) for a subdivision, combination or reclassification shall become effective immediately after the effective date of the subdivision, combination or reclassification. Such adjustment shall be made successively whenever any action listed above shall be taken.
          (d) Adjustments for Rights, Warrants, etc.

               (i) In case the Corporation shall after the Issue Date issue any rights or warrants to all holders of shares of Series A Common Stock entitling them (for a period of not more than 45 days after the record date for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Series A Common Stock (or Series A Convertible Securities) at a price per share of the Series A Common Stock (or having an initial exercise price or conversion price per share of Series A Common Stock) less than the then current market price per share of such Series A Common Stock on such record date, the number of shares of Series A Common Stock into which each share of Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Series A Common Stock into which such share of Series A Preferred Stock was theretofore convertible immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Series A Common Stock outstanding on such record date plus the number of additional shares of Series A Common Stock offered for subscription or purchase (or into which the Series A Convertible Securities so offered are initially convertible) and the denominator of which shall be the number of shares of Series A Common Stock outstanding on such record date plus the number of shares of Series A Common Stock, which the aggregate offering price of the total number of shares of Series A Common Stock so offered (or the aggregate initial conversion or exercise price of the Series A Convertible Securities so offered) would purchase at the then current market price per share of Series A Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. In the event that all of the shares of Series A Common Stock (or all of the Series A Convertible Securities) subject to such rights or warrants have not been issued when such rights or warrants expire (or, in the case of rights or warrants to purchase Series A Convertible Securities which have been exercised, all of the shares of Series A Common Stock issuable upon conversion of such Series A Convertible Securities have not been issued prior to the expiration of the conversion right thereof), then the Series A Conversion Rate shall be readjusted retroactively to be the Series A Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of Series A Common Stock (or Series A Convertible Securities) issued upon the exercise of such rights or warrants (or the conversion of such Series A Convertible Securities); but such subsequent adjustment shall not affect the number of shares of Series A Common Stock issued upon the conversion of any share of Series A Preferred Stock prior to the date such subsequent adjustment is made. Any determination of the current market price per share of Series A Common Stock under this Section shall be in accordance with Article IV, Section C.4(n).
               (ii) In case the Corporation shall after the Issue Date issue any rights or warrants to all holders of shares of Series C Common Stock entitling them (for a period expiring not more than 45 days after the record date for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Series C Common Stock (or Series C Convertible Securities) at a price per share of Series C Common Stock (or having an initial exercise price or conversion price per share of Series C Common Stock) less than the then current market price per share of Series C Common Stock on such record date, the number of shares of Series C Common Stock into which each share of Series C Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Series C Common Stock into which such share of Series C Preferred Stock was theretofore convertible immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Series C Common Stock outstanding on such record date plus the number of additional shares of Series C Common Stock offered for subscription or purchase (or into which the Series C Convertible Securities so offered are initially convertible) and of which the denominator shall be the number of shares of Series C Common Stock outstanding on such record date plus the number of shares of Series C Common Stock, which the aggregate offering price of the total number of shares of Series C Common Stock so offered (or the aggregate initial conversion or exercise price of the Series C Convertible Securities so offered) would purchase at the then current market price per share of Series C Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. In the event that all of the shares of Series C Common Stock (or all of the Series C Convertible Securities) subject to such rights or warrants have not been issued when such rights or warrants expire (or, in the case of rights or warrants to purchase Series C Convertible Securities which have been exercised, all of the shares of Series C Common Stock issuable upon conversion of such Series C Convertible Securities have not been issued prior to the expiration of the conversion right thereof), then the Series C Conversion Rate shall be readjusted retroactively to be the Series C Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of Series C Common Stock (or Series C Convertible Securities) issued upon the exercise of such rights or warrants (or the conversion of such Series C Convertible Securities); but such subsequent adjustment shall not affect the number of shares of Series C Common Stock issued upon the conversion of any share of Series C Preferred Stock prior to the date such subsequent adjustment is made. Any determination of the current market price per share of Series C Common Stock under this Section shall be in accordance with Article IV, Section C.4(n).
          (e) Adjustments for Other Distributions and Dividends.
               (i) In case the Corporation shall distribute after the Issue Date to all holders of shares of Series A Common Stock (including any such distribution made in connection with a merger in which the Corporation is the continuing corporation, other than a merger to which Article IV, Section C.4(f) is applicable) any securities, evidences of its indebtedness or assets (other than cash dividends or with respect to stock dividends, subdivisions, combinations or reclassifications on the Series A Common Stock in respect of which an adjustment is made pursuant to Article IV, Section C.4(c)(i) hereof) or rights or warrants to purchase shares of Series A Common Stock or securities convertible into shares of Series A Common Stock (excluding a Rights Dividend and those referred to in Article IV, Section C.4(d)(i) above), then in each such case the number of shares of Series A Common Stock into which each share of Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Series A Common Stock into which such share was theretofore convertible immediately prior to the record date for the determination of stockholders entitled to receive the distribution by a fraction, the numerator of which shall be the then current market price per share of Series A Common Stock on such record date and the denominator of which shall be such current market price per share of Series A Common Stock less the fair market value on such record date (as determined in good faith by the Board of Directors of the Corporation, whose good faith determination shall be conclusive) of the portion of the securities, assets or evidences of indebtedness or rights or warrants so to be distributed applicable to one share of Series A Common Stock. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution is made. Any determination of the current market price per share of Series A Common Stock under this Section shall be in accordance with Article IV, Section C.4(n).
               (ii) In case the Corporation shall distribute after the Issue Date to all holders of shares of Series C Common Stock (including any such distribution made in connection with a merger in which the Corporation is the continuing corporation, other than a merger to which Article IV, Section C.4(f) is applicable) any securities, evidences of its indebtedness or assets (other than cash dividends or with respect to stock dividends, subdivisions, combinations or reclassifications on the Series C Common Stock in respect of which an adjustment is made pursuant to Article IV, Section C.4(c)(ii) hereof) or rights or warrants to purchase shares of Series C Common Stock or securities convertible into shares of Series C Common Stock (excluding a Rights Dividend and those referred to in Article IV, Section C.4(d)(ii) above), then in each such case the number of shares of Series C Common Stock into which each share of Series C Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Series C Common Stock into which such share was theretofore convertible immediately prior to the record date for the determination of stockholders entitled to receive the distribution by a fraction, the numerator of which shall be the then current market price per share of Series C Common Stock on such record date and the denominator of which shall be such current market price per share of Series C Common Stock less the fair market value on such record date (as determined in good faith by the Board of Directors of the Corporation, whose good faith determination shall be conclusive) of the portion of the securities, assets or evidences of indebtedness or rights or warrants so to be distributed applicable to one share of Series C Common Stock. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution is made. Any determination of the current market price per share of Series C Common Stock under this Section shall be in accordance with Article IV, Section C.4(n).
          (f) Adjustments for Reclassification, Merger, Etc. In case of any reclassification or change in the Series A Common Stock, Series B Common Stock or Series C Common Stock (other than any reclassification or change referred to in Article IV, Section C.4(c) and other than a change in par value) or in case of any consolidation of the Corporation with any other corporation or any merger of the Corporation into another corporation or of another corporation into the Corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change (other than a change in par value or any reclassification or change to which Article IV, Section C.4(c) is applicable) in the outstanding Series A Common Stock, Series B Common Stock or Series C Common Stock), or in case of any sale or transfer to another corporation or entity (other than by mortgage or pledge) of all or substantially all of the properties and assets of the Corporation, in any such case after the Issue Date, the Corporation (or its successor in such consolidation or merger) or the purchaser of such properties and assets shall make appropriate provision so that the holder of a share of the Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property that such holder would have owned immediately after such reclassification, change, consolidation, merger, sale or transfer if such holder had converted such share immediately prior to the effective date of such reclassification, change, consolidation, merger, sale or transfer (assuming for this purpose (to the extent applicable) that such holder failed to exercise any rights of election and received per share the kind and amount of shares of stock and other securities and property received per share by a plurality of the non-electing shares), and the holders of the Convertible Preferred Stock shall have no other conversion rights under these provisions; provided, that effective provision shall be made, in the articles or certificate of incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale or transfer, so that the provisions set forth herein for the protection of the conversion rights of the Convertible Preferred Stock shall thereafter be made applicable, as nearly as reasonably may be to any such other shares of stock and other securities and property deliverable upon conversion of the Convertible Preferred Stock remaining outstanding or other Convertible Preferred Stock or other Convertible Securities received by the holders of Convertible Preferred Stock in place thereof; and provided, further, that any such resulting or surviving corporation or purchaser shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Convertible Preferred Stock remaining outstanding, or other Convertible Preferred Stock or other Convertible Securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights as above provided.
          (g) Notice of Adjustments in Conversion Rates.
               (i) Whenever the Series A Conversion Rate or the conversion privilege shall be adjusted as provided in Article IV, Sections C.4(c)(i), (d)(i), (e)(i) or (f), the Corporation shall promptly cause a notice to be mailed to the holders of record of the Series A Preferred Stock describing the nature of the event requiring such adjustment and the Series A Conversion Rate in effect immediately thereafter, the kind and amount of stock or other securities or property into which the Series A Preferred Stock shall be convertible after such event. In case of an adjustment pursuant to Article IV, Section C.4(e)(i), such notice shall enclose the resolution of the Board of Directors of the Corporation making the fair market value determination of the Series A Common Stock for the purpose of calculating the Series A Conversion Rate. Where appropriate, such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of Article IV, Section C.4(i).
               (ii) Whenever the Series C Conversion Rate or the conversion privilege shall be adjusted as provided in Article IV, Sections C.4(c)(ii), (d)(ii), (e)(ii) or (f), the Corporation shall promptly cause a notice to be mailed to the holders of record of the Series C Preferred Stock describing the nature of the event requiring such adjustment, the Series C Conversion Rate in effect immediately thereafter and the kind and amount of stock or other securities or property into which the Series C Preferred Stock shall be convertible after such event. In case of an adjustment pursuant to Article IV, Section C.4(e)(ii), such notice shall enclose the resolution of the Board of Directors of the Corporation making the fair market value determination of the Series C Common Stock for the purpose of calculating the Series C Conversion Rate. Where appropriate, such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of Article IV, Section C.4(i).
          (h) Calculation and Timing of Adjustments. The Corporation may, but shall not be required to, (i) make any adjustment of the Series A Conversion Rate if such adjustment would require an increase or decrease of less than 1% in the Series A Conversion Rate, or (ii) make any adjustment of the Series C Conversion Rate if such adjustment would require an increase or decrease of less than 1% in the Series C Conversion Rate; provided, however, that, in each case, any adjustments which by reason of this Article IV, Section C.4(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article IV, Section C.4(h) shall be made to the nearest 1/100th of a share. In any case in which this Article IV, Section C.4(h) shall require that an adjustment shall become effective immediately after a record date for such event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any shares of Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Series A Common Stock or Series C Common Stock, as applicable, or other capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Series A Common Stock or Series C Common Stock, as applicable, or other capital stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder cash in lieu of any fractional interest to which such holder is entitled pursuant to Article IV, Section C.4(n); provided, however, that, if requested by such holder, the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares of Series A Common Stock or Series C Common Stock, as applicable, or other capital stock, and such cash, upon the occurrence of the event requiring such adjustment.
          (i) Notice of Certain Events. In case at any time:
               (i) the Corporation shall take any action which would require an adjustment in the Conversion Rate pursuant to Article IV, Section C.4;
               (ii) there shall be any capital reorganization or reclassification of the Common Stock (other than a change in par value), or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale, transfer or lease of all or substantially all of the properties and assets of the Corporation, or a tender offer for shares of Common Stock representing at least a majority of the total voting power represented by the outstanding shares of Common Stock which has been recommended by the Board of Directors as being in the best interests of the holders of Common Stock; or
               (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;
then, in any such event, the Corporation shall give written notice to the holders of the Convertible Preferred Stock at their respective addresses as the same appear on the books of the

Corporation, at least twenty days (or ten days in the case of a recommended tender offer as specified in clause (ii) above) prior to any record date for such action, dividend or distribution or the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, lease, tender offer, dissolution, liquidation or winding up, during which period such holders may exercise their conversion rights; provided, however, that any notice required by any event described in clause (ii) of this Article IV, Section C.4(i) shall be given in the manner and at the time that such notice is given to the holders of Common Stock. Without limiting the obligations of the Corporation to provide notice of corporate actions hereunder, the failure to give the notice required by this Article IV, Section C.4(i) or any defect therein shall not affect the legality or validity of any such corporate action of the Corporation or the vote upon such action.
          (j) Procedures for Conversion. Before any holder of Convertible Preferred Stock shall be entitled to convert the same into Series A Common Stock or Series C Common Stock, as applicable (or, in the case of the Mandatory Conversion, before any holder of Convertible Preferred Stock so converted shall be entitled to receive certificate(s) evidencing the shares of Series A Common Stock, Series C Common Stock or other securities or property, as applicable, issuable upon such conversion), such holder shall surrender the certificate(s) for such Convertible Preferred Stock at the office of the Corporation or at the office of the transfer agent for the Convertible Preferred Stock, which certificate(s), if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that such holder elects to convert all or a part of the shares represented by said certificate(s) (or, in the case of the Mandatory Conversion, that such holder is surrendering the same) in accordance with the terms of this Article IV, Section C.4(j), and shall state in writing therein the name or names in which such holder wishes the certificate(s) for Series A Common Stock, Series C Common Stock or other securities or property, as applicable, to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Convertible Preferred Stock and the Corporation, whereby the holder of such Convertible Preferred Stock shall be deemed to subscribe for the amount of Series A Common Stock, Series C Common Stock or other securities or property, as applicable, which such holder shall be entitled to receive upon conversion of the number of share(s) of Convertible Preferred Stock to be converted, and, in satisfaction of such subscription, to deposit the share(s) of Convertible Preferred Stock to be converted, and thereby the Corporation shall be deemed to agree that the surrender of the shares of Convertible Preferred Stock to be converted shall constitute full payment of such subscription for Series A Common Stock or Series C Common Stock, as applicable, to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of the certificate(s) for Convertible Preferred Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of the Corporation or of said transfer agent to the Person for whose account such Convertible Preferred Stock was so surrendered, or to his nominee(s) or, subject to compliance with applicable law, transferee(s), certificate(s) for the number of full share(s) of Series A Common Stock or Series C Common Stock, as applicable, to which such holder shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided together with an amount in cash equal to the full amount of any cash dividend declared (or required to be declared) on the Convertible Preferred Stock which, as of the date of such conversion, remains unpaid (provided, that the Corporation will use commercially reasonable efforts to make such delivery within two Business Days after such deposit and such notice and statement). If surrendered certificate(s) for Convertible Preferred Stock are converted only in part, the Corporation will issue and deliver to the holder, or to his nominee(s), without charge therefor, new certificate(s) representing the aggregate of the unconverted shares. Such conversion shall be deemed to have been made as of the date of such surrender of the Convertible Preferred Stock to be converted or date of the event that gives rise to the Mandatory Conversion; and the Person(s) entitled to receive the Series A Common Stock or Series C Common Stock, as applicable, issuable upon conversion of such Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Series A Common Stock or Series C Common Stock, as applicable, on such date.
          (k) Transfer Taxes. The issuance of certificate(s) for share(s) of Series A Common Stock or Series C Common Stock, as applicable, upon conversion of share(s) of Convertible Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance; provided, however, if any such certificate is to be issued in a name other than that of the registered holder of the share(s) of Convertible Preferred Stock converted, the Person(s) requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.
          (l) Reservation of Shares. The Corporation shall reserve and keep available at all times thereafter, solely for the purpose of issuance upon conversion of the outstanding shares of Convertible Preferred Stock, such number of shares of Series A Common Stock and Series C Common Stock as shall be issuable upon the conversion of all outstanding shares of Convertible Preferred Stock; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Convertible Preferred Stock by delivery of shares of Series A Common Stock or Series C Common Stock, as applicable, which are held in the treasury of the Corporation. The Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Series A Common Stock and Series C Common Stock issuable upon conversion of shares of Convertible Preferred Stock at the applicable Conversion Rate in effect from time to time will, upon issue, be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights.
          (m) Retirement of Convertible Preferred Stock. All shares of Convertible Preferred Stock received by the Corporation upon conversion thereof shall be retired and shall not be reissued
          (n) Payment in Lieu of Fractional Shares. The Corporation shall not be required to issue fractional shares of Series A Common Stock or Series C Common Stock, as applicable, or scrip upon conversion of the Convertible Preferred Stock. As to any final fraction of a share of Series A Common Stock or Series C Common Stock, as applicable, which a holder of one or more shares of Convertible Preferred Stock would otherwise be entitled to receive upon conversion of such shares in the same transaction, the Corporation shall make a cash payment in respect of such final fraction in an amount equal to the same fraction of the current market price of a full share of Series A Common Stock or Series C Common Stock as applicable, as determined in good faith by the Board of Directors. For the purpose of any computation of current market price under this Restated Certificate, current market price of any security on any date shall be deemed to be the average of the daily closing prices per share of such security for the 20 consecutive Trading Days immediately prior to such date or, with respect to any adjustment in conversion rights as set forth herein, the earlier of the date in question and the date immediately prior to the Ex Date; provided, however, that if any other transaction occurs requiring an adjustment in the conversion rights as set forth herein, and the Ex Date for such other transaction falls during such 20 consecutive Trading Day period, then, and in each such case, the current per share market price shall be appropriately adjusted. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected by the Board of Directors of the Corporation. “Trading Day” means a day on which the principal national securities exchange on which the security is listed or admitted to trading is open for the transaction of business or, if the security is not listed or admitted to trading on any national securities exchange, a Business Day. “Ex Date” means (i) when used with respect to any dividend, distribution or issuance, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price is obtained without the right to receive such dividend, distribution or issuance, (ii) when used with respect to any subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, (iii) when used with respect to any tender or exchange offer, the first date on which the Common Stock trades regular way on such exchange or in such market after such tender or exchange offer expires and (iv) when used with respect to any other transaction, the date of consummation of such transaction.
          (o) Regulatory Matters. If any shares of Series A Common Stock or Series C Common Stock, which would be issuable upon conversion of shares of Convertible Preferred Stock require the approval of any governmental authority before such shares may be issued upon conversion, the Corporation, at the request and expense of the holder(s) of such Convertible Preferred Stock, will use its reasonable best efforts to cooperate with the holder(s) of such Convertible Preferred Stock to obtain such approvals.
     5. Voting Rights.
          (a) General Voting Rights. In connection with any matter as to which the holders of Series A Common Stock and Series B Common Stock are entitled to vote other than the election of Common Stock Directors, each share of Series A Preferred Stock issued and outstanding as of the record date for such meeting shall have (and the holder of record thereof shall be entitled to cast) the number of votes equal to the number of votes such holder would have been entitled to cast had it converted its shares of Series A Preferred Stock into shares of Series A Common Stock immediately prior to the record date for the determination of stockholders entitled to vote upon such matter. In connection with any matter as to which the holders of Series C Common Stock are entitled to vote pursuant to this Restated Certificate, each share of Series C Preferred Stock issued and outstanding as of the record date for such meeting shall have (and the holder of record thereof shall be entitled to cast) the number of votes equal to the number of votes such holder would have been entitled to cast had it converted its shares of Series C Preferred Stock into shares of Series C Common Stock immediately prior to the record date for the determination of stockholders entitled to vote upon such matter. Except as provided in this Article IV, Section C.5 and Article IV, Section B.1 and except as otherwise may be required by law or Series Preferred Stock Designation (as defined below) of any series of Series Preferred Stock, the holders of Common Stock, the holders of Convertible Preferred Stock and the holders of any other series of Series Preferred Stock shall be entitled to notice of and to attend any, meeting of stockholders and to vote together as a single class.
          (b) Election of Series A Preferred Stock Directors.
               (i) Until such time as a Series A Mandatory Conversion shall be deemed to have occurred pursuant to Article IV, Section C.4(a)(ii), the holders of the Series A Preferred Stock shall have the exclusive right to elect three members of the Board of Directors (each such director elected by the holders of the Series A Preferred Stock is hereinafter referred to as a “Series A Preferred Stock Director”). Notwithstanding the foregoing provisions of this Section, so long as the applicable rules and regulations of the NASDAQ or the Commission (in each case, as may be amended from time to time) require that the Board of Directors or any committee thereof, include as members thereof, directors who qualify as Independent Directors, then two of the persons proposed, designated or nominated in writing or otherwise by the holders of the Series A Preferred Stock to serve as a Series A Preferred Stock Director will, in addition to any other qualifications as a director imposed by the DGCL, qualify as Independent Directors, as determined by the then current Board, acting in good faith.
               (ii) Each Series A Preferred Stock Director will be that person elected, by the written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock given in accordance with Article IV, Section C.5(d) below or by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock at a meeting called for that purpose.
               (iii) A Series A Preferred Stock Director may be removed from office (x) without Cause upon the affirmative vote of the holders of at least a majority of the outstanding voting shares of the Series A Preferred Stock entitled to vote upon the election of directors, voting together as a separate class and (y) may be removed with Cause as provided in Article V, Section C below. Any vacancy in the office of a Series A Preferred Stock Director occurring during the effectiveness of the applicable provisions of Article IV, Section C.5(b)(i) shall be filled solely by the written consent of the holders of a majority of the outstanding shares of the Series A Preferred Stock given in accordance with Article IV, Section C.5(d) below or by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred

Stock at a meeting called for that purpose. Any director elected to fill a vacancy shall and serve the same remaining term as that of his or her predecessor and until his or her successor has been chosen and has qualified.
          (c) Special Class Vote Matters. Until such time as a Series A Mandatory Conversion shall be deemed to have occurred pursuant to Article IV, Section C.4(a)(ii), neither the Corporation nor any of its Subsidiaries will take any of the following actions (any such action, a “Special Class Vote Matter”) following the Issue Date without having obtained the affirmative vote or written consent of the holders of a majority of the outstanding shares of the Series A Preferred Stock given in accordance with Article IV, Section C.5(d) below or by the affirmative vote of the holders of a majority of the outstanding shares of the Series A Preferred Stock at a meeting called for that purpose:
               (i) any increase in the number of members of the Board of Directors to a number of directors in excess of 11;
               (ii) any fundamental change in the business of the Corporation and its Subsidiaries from the business of the Corporation and its Subsidiaries as conducted as of the Issue Date or the making of any investment, establishment of joint venture, or any acquisition, in each case, constituting a material departure from the current lines of business of the Corporation and its Subsidiaries (other than any such change, investment, joint venture or acquisition that has been approved in accordance with Article IV, Section C.5(c)(vi) below);
               (iii) the material amendment, alteration or repeal of any provision of this Restated Certificate or the Bylaws (as defined in Article V, Section F) (or the organizational documents of any Subsidiary of the Corporation) or the addition or insertion of other provisions therein, other than (i) any amendments to the articles or certificate of incorporation, bylaws or organizational documents of any Wholly-Owned Subsidiary or (ii) an amendment to or modification of this Restated Certificate that is necessary in order to implement any action that has been otherwise approved by the holders of a majority of the outstanding shares of the Series A Preferred Stock;
               (iv) any transaction (a “Related Party Transaction”) between (x) the Corporation or any of its Subsidiaries, on the one hand, and (y) any Related Party of the Corporation, on the other hand, including the amendment of any agreement between the Corporation or any of its Subsidiaries and any Related Party of the Corporation as in effect on the Issue Date; provided, however, that any transaction between the Corporation or any of its Subsidiaries and a Related Party of the Corporation will not constitute a Related Party Transaction if the terms and conditions of such transaction, taken as a whole, are no more favorable to such Related Party than the terms and conditions made available to similarly situated third parties, or, if there are no such similarly situated third parties, such transaction is otherwise on arm’s length terms;
               (v) the merger, consolidation or other business combination by the Corporation into or with any other entity, other than any transaction involving only the Corporation and/or one or more direct or indirect Wholly-Owned Subsidiaries of the

Corporation; provided, however, that the provisions of this Section will not apply to the Merger or apply to transactions that have been approved in accordance with Article IV, Sections C.5(c)(vi) and (vii) below;
               (vi) the acquisition by the Corporation or any of its Subsidiaries of any assets or properties (including stock or other equity interests of a third party) in one transaction or a series of related transactions, which assets or properties have an aggregate value or funding commitment by the Corporation in excess of $250 million;
               (vii) the disposition (by way of sale, distribution to stockholders of the Corporation of any securities or assets, or any other means) by the Corporation or any of its Subsidiaries of any assets or properties (including stock or other equity interests of a third party) in one transaction or a series of related transactions, which assets or properties have an aggregate value in excess of $250 million;
               (viii) the authorization, issuance, reclassification, redemption, exchange, subdivision or recombination of any equity securities of the Corporation or its material Subsidiaries, other than: (1) any issuance of equity securities to the Corporation or its Subsidiaries of any entity if subsequent to such issuance, such entity would be a direct or indirect Wholly-Owned Subsidiary of the Corporation, provided, that such Wholly-Owned Subsidiary may not Transfer such equity securities to any Person other than the Corporation or another Wholly-Owned Subsidiary; (2) any issuance of equity securities in connection with a transaction that has been approved in accordance with Article IV, Sections C.5(c)(v) or (vi) above or in connection with an acquisition (or series of related acquisitions) with respect to which the approval of the holders of the Series A Preferred Stock is not otherwise required, provided, that none of the Corporation or any of its Subsidiaries pays consideration consisting of or including capital stock of the Corporation or any of its material Subsidiaries in any such transaction that provides (other than as required by the DGCL) the holders of such security with voting rights superior in any respect to the voting rights of the holders of the Series A Common Stock, on a per share basis; (3) pursuant to the terms of the Company Rights Plan or the Rights distributed pursuant thereto; (4) in connection with the exercise of any stock options or stock appreciation rights of the Corporation or any of its Subsidiaries outstanding immediately following the effectiveness of the Merger; or (5) pursuant to any equity compensation plan of the Corporation approved by the holders of the Series A Preferred Stock;
               (ix) any action resulting in the voluntary liquidation, dissolution or winding up of the Corporation or any material Subsidiary of the Corporation;
               (x) any substantial change in Discovery’s service distribution policy and practices from the service distribution policy and practices of Discovery and its Subsidiaries as of the Issue Date;
               (xi) the declaration or payment of any dividend on, or the making of any distribution to holders of equity securities of the Corporation or any Subsidiary of the Corporation, other than (1) cash dividends payable out of current year earnings; (2) dividends or distributions payable or made in shares of Common Stock or other securities of the Corporation, subject to the limitations otherwise provided for herein; (3) dividends or distributions to the Corporation or any Wholly-Owned Subsidiary of the Corporation that are declared and paid by a Wholly-Owned Subsidiary of the Corporation; and (4) the Rights Dividend;
               (xii) the incurrence of Indebtedness after the Issue Date, by or on behalf of the Corporation or any of its Subsidiaries, if (1) such Indebtedness, together with all other Indebtedness of the Corporation and its Consolidated Group, would exceed four (4) times the Cash Flow of the Corporation and its Consolidated Group for the last four (4) consecutive calendar quarters (the “Annualized Cash Flow”) or (2) the Debt Service for the next twelve (12) calendar months related to such Indebtedness, together with the Debt Service for the next twelve (12) calendar months for all other Indebtedness of the Corporation and its Consolidated Group, would exceed sixty-six percent (66%) of the Annualized Cash Flow of the Corporation and its Consolidated Group;
               (xiii) the appointment or removal of the Chairman of the Board of Directors of the Corporation and the appointment or removal of the Chief Executive Officer of the Corporation;
               (xiv) any offering of any security of the Corporation or any of its Subsidiaries that would constitute a “public offering” within the meaning of the Securities Act of 1933, other than, (1) in connection with an acquisition (or series of related acquisitions) with respect to which the approval of the holders of the Series A Preferred Stock is not otherwise required; (2) an offering of securities pursuant to the Company Rights Plan; or (3) in connection with any equity compensation plan of the Corporation or any of its Subsidiaries in effect as of the Issue Date or approved by the holders of the Series A Preferred Stock; provided, that, in the case of (1) of this subsection, none of the Corporation or any of its Subsidiaries pays consideration consisting of capital stock of the Corporation or any of its Subsidiaries in any such transaction that provides (other than as required by the DGCL) the holders of such security with voting rights superior in any respect to the voting rights of the holders of the Series A Common Stock, on a per share basis; and
               (xv) the adoption of the Annual Business Plan of the Corporation and any material deviation therefrom.
          (d) Action By Written Consent. With respect to actions by the holders of the Series A Preferred Stock upon those matters on which such holders are entitled to vote as a separate class (including but not limited to the Special Class Vote Matters), such actions may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by at least a majority of the outstanding shares of Series A Preferred Stock, and shall be delivered to the Corporation as provided in the DGCL. Notice shall be given in accordance with the applicable provisions of the DGCL of the taking of corporate action without a meeting by less than unanimous written consent.
     6. Waiver. Unless otherwise provided in this Restated Certificate, any provision which, for the benefit of the holders of the Convertible Preferred Stock or any series thereof, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case only pursuant to the consent of the holders of a majority (or such greater percentage thereof as may be required by applicable law or any applicable rules of any national securities exchange) of the outstanding shares of Convertible Preferred Stock, or the series thereof so affected, consenting together as a single class. Any such waiver shall be binding on all holders, including any subsequent holders, of the Convertible Preferred Stock.
     7. Method of Giving Notices. Any notice required or permitted hereby to be given to the holders of shares of Convertible Preferred Stock shall be deemed duly given if deposited in the United States mail, first class mail, postage prepaid, and addressed to each holder of record at the holder’s address appearing on the books of the Corporation or supplied by the holder in writing to the Corporation for the purpose of such notice.
     8. Exclusion of Other Rights. Except as provided in the Bylaws of the Corporation or as may otherwise be required by law and except for the equitable rights and remedies which may otherwise be available to holders of Convertible Preferred Stock, the shares of Convertible Preferred Stock shall not have any designations, preferences, limitations or relative rights other than those specifically set forth herein.
     9. Heading of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
SECTION D
SERIES PREFERRED STOCK
     1. The Series Preferred Stock may be divided and issued in one or more series from time to time, with such powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors (a “Series Preferred Stock Designation”).
     2. The Board of Directors, in the Series Preferred Stock Designation with respect to a series of Series Preferred Stock (a copy of which shall be filed as required by law), shall, without limitation of the foregoing, be authorized to fix the following with respect to such series of Series Preferred Stock:
     (a) the distinctive serial designations and the number of authorized shares of such series, which may be increased or decreased from time to time, but not below the number of shares thereof then outstanding, by a certificate made, signed and filed as required by law (except where otherwise provided in a Series Preferred Stock Designation);
     (b) the dividend rate or amounts, if any, for such series, the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on shares of such series shall be cumulative, and the relative preferences or rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of such series;
     (c) the rights of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if any, and the relative preferences or rights of priority, if any, of payment of shares of such series;
     (d) the right, if any, of the holders of such series to convert or exchange such shares into or for other classes or series of a class of stock or indebtedness of the Corporation or of another Person, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;
     (e) the voting powers, if any, of the holders of such series;
     (f) the terms and conditions, if any, for the Corporation to purchase or redeem shares of such series; and
     (g) any other relative rights, powers, preferences and limitations, if any, of such series.
     3. The Board of Directors is hereby expressly authorized to exercise its authority with respect to fixing and designating various series of the Series Preferred Stock and determining the relative rights, powers and preferences, if any, thereof to the full extent permitted by applicable law, subject to any stockholder vote that may be required by this Restated Certificate. All shares of any one series of the Series Preferred Stock shall be alike in every particular. Except to the extent otherwise expressly provided in the Series Preferred Stock Designation for a series of Series Preferred Stock, the holders of shares of such series shall have no voting rights except as may be required by the laws of the State of Delaware. Further, unless otherwise expressly provided in the Series Preferred Stock Designation for a series of Series Preferred Stock, no consent or vote of the holders of shares of Series Preferred Stock or any series thereof shall be required for any amendment to this Restated Certificate that would increase the number of authorized shares of Series Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Series Preferred Stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of Series Preferred Stock or such series, as the case may be, then outstanding).
     4. Except as may be provided by the Board of Directors in a Series Preferred Stock Designation or by law, shares of any series of Series Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Series Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Series Preferred Stock to be created by a Series Preferred Stock Designation or as part of any other series of Series Preferred Stock.

ARTICLE V
DIRECTORS
SECTION A
NUMBER OF DIRECTORS
     The governing body of the Corporation shall be a Board of Directors and the number of directors of the Corporation shall be determined in accordance with the Bylaws of the Corporation. The Board of Directors immediately following the effectiveness of the Merger shall be comprised of the persons listed on Schedule 2.03(f) to the Transaction Agreement. Election of directors need not be by written ballot.
     1. Series A Preferred Stock Directors. The Series A Preferred Stock Directors shall be elected by the holders of the Series A Preferred Stock, subject to, and in the manner provided in, Article IV, Section C.5(b) of this Restated Certificate. In the event the holders of Series A Preferred Stock cease to have the right to elect Series A Preferred Stock Directors in accordance with Article IV, Section C.5(b), any Series A Preferred Stock Director in office at such time shall automatically be removed as a member of the Board of Directors and the number of directors constituting the Board of Directors at such time shall automatically be reduced by the number of Series A Preferred Stock Directors immediately prior to such removal. For the avoidance of doubt, the provisions relating to classification and appointment of directors set forth in Article V, Sections B and D below shall apply only to the Common Stock Directors and not the Series A Preferred Stock Directors. The Series A Preferred Stock Directors immediately after the effectiveness of the Merger shall be as provided in Schedule 2.03(f) to the Transaction Agreement.
     2. Common Stock Directors. Directors of the Corporation, other than (i) the Series A Preferred Stock Directors, and (ii) directors elected by the holders of any series of Series Preferred Stock entitled to elect a separate class of directors pursuant to the applicable Series Preferred Stock Designation, shall be elected, by the holders of the Common Stock, subject to, and in the manner provided in, this Article V, and shall be designated as “Common Stock Directors.”
SECTION B
CLASSIFICATION OF THE BOARD
          Except as otherwise fixed by or pursuant to the provisions of (i) Article IV, Section C hereof relating to the rights of the holders of Series A Preferred Stock to elect the Series A Preferred Stock Directors who are not required to be classified, and (ii) the Series Preferred Stock Designation in respect of any series of Series Preferred Stock the holders of which are entitled to separately elect additional directors, which additional directors are not required to be classified pursuant to the terms of such series of Series Preferred Stock, the Common Stock Directors shall be divided into three classes: Class I, Class II and Class III.

Each class shall consist, as nearly as possible, of a number of directors equal to one-third (1/3) of the number of Common Stock Directors. The Common Stock Directors as of immediately following the effectiveness of the Merger shall be designated into classes as set forth on Schedule 2.03(f) to the Transaction Agreement. The term of office of the initial Class I directors shall expire at the annual meeting of stockholders in 2009; the term of office of the initial Class II directors shall expire at the annual meeting of stockholders in 2010; and the term of office of the initial Class III directors shall expire at the annual meeting of stockholders in 2011. At each annual meeting of stockholders of the Corporation the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director’s earlier death, resignation or removal.
SECTION C
REMOVAL OF DIRECTORS
     Subject to the rights of the holders of any series of Series Preferred Stock, Common Stock Directors may be removed from office only for Cause upon the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding shares of Series A Common Stock, Series B Common Stock and any series of Series Preferred Stock entitled to vote upon the election of Common Stock Directors, and the Series A Preferred Stock Directors may be removed from office (x) for Cause upon the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding shares of Series A Common Stock, Series B Common Stock, Series A Preferred Stock and any series of Series Preferred Stock entitled to vote upon the election of Common Stock Directors voting together as a single class, and (y) without Cause by the holders of a majority of the shares of Series A Preferred Stock outstanding, voting together as a separate class, subject, in the case of the removal of a Series A Preferred Stock Director, to the right of the holders of Series A Preferred Stock to elect or appoint a replacement to fill such vacancy.
SECTION D
NEWLY CREATED DIRECTORSHIPS AND VACANCIES
     Subject to the rights of holders of any series of Series Preferred Stock and except as otherwise provided in the Bylaws, any vacancy in the office of a Common Stock Director resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled only by the affirmative vote of a majority of Common Stock Directors then in office (even though less than a quorum) or by the sole remaining Common Stock Director. Any Common Stock Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, except as provided by Article V, Section A or as may be provided in a Series Preferred Stock Designation with respect to any additional director elected by the holders of the applicable series of Series Preferred Stock.
SECTION E
LIMITATION ON LIABILITY AND INDEMNIFICATION
     1. Limitation On Liability. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, repeal or modification of this Article V, Section E.1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such amendment, repeal or modification.
     2. Indemnification.
          (a) Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, representative or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters that antedate the adoption of this Article V, Section E. The Corporation shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
          (b) Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Section or otherwise.
          (c) Claims. If a claim for indemnification or payment of expenses under this Section is not paid in full within 30 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, to the extent permitted by law, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
          (d) Non-Exclusivity of Rights. The rights conferred on any person by this Section shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Restated Certificate, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.
          (e) Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (i) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this Article V, Section E; and (ii) to indemnify or insure directors and officers against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article V, Section E.
          (f) Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity.
     3. Amendment or Repeal.
     Any amendment, modification or repeal of the foregoing provisions of this Article V, Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
SECTION F
AMENDMENT OF BYLAWS
     In furtherance and not in limitation of the powers conferred by the DGCL and subject to the rights of the holders of Series A Preferred Stock as set forth in Article IV, Section C.5(c)(iii), the Board of Directors, by action taken by the affirmative vote of not less than 75% of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation (“Bylaws”).

ARTICLE VI
MEETINGS OF STOCKHOLDERS
SECTION A
ANNUAL AND SPECIAL MEETINGS
     Subject to the rights of the holders of any series of Series Preferred Stock and the rights of the holders of Series A Preferred Stock and except as provided in Article VI, Section B, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in a Series Preferred Stock Designation with respect to any series of Series Preferred Stock or unless otherwise prescribed by law or by another provision of this Restated Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, shall be called by the Secretary of the Corporation at the request of at least 75% of the members of the Board of Directors then in office.
SECTION B
ACTION WITHOUT A MEETING
     No action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied; provided, however, that notwithstanding the foregoing, (i) the holders of the Series B Common Stock may take action by written consent for purposes of consenting to (x) any Share Distribution pursuant to Article IV, Section B.4(c) of this Restated Certificate, (y) the issuance of shares of Series B Common Stock other than in a Permitted Series B Issuance, and/or (z) any amendment, alteration, repeal, addition or insertion of any provision of this Restated Certificate for which a Series B Consent is required in accordance with Article VII of this Restated Certificate, (ii) holders of Convertible Preferred Stock may take action by written consent as set forth in Article IV, Section C.5(d), and (iii) holders of any series of Series Preferred Stock may take action by written consent to the extent provided in a Series Preferred Stock Designation with respect to such series.
ARTICLE VII
ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE
     Subject to the rights of the holders of any series of Series Preferred Stock and the rights of the holders of Series A Preferred Stock as set forth in Article IV, Section C.5(c), the affirmative vote of the holders of at least 80% of the total voting power of the then outstanding Voting Securities, voting together as a single class at a meeting specifically called for such purpose, shall be required in order for the Corporation to take any action to authorize:
     (a) the amendment, alteration or repeal of any provision of this Restated Certificate or the addition or insertion of other provisions herein; provided, however, that this clause (a) shall not apply to any such amendment, alteration, repeal, addition or insertion (i) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation’s stockholders, or (ii) that at least 75% of the members of the Board of Directors then in office have approved; provided, further that, notwithstanding the foregoing, so long as any shares of Series B Common Stock are issued and outstanding, unless the Corporation shall have obtained the Series B Consent with respect to such amendment, alteration, repeal, addition or insertion, (x) the Corporation will not amend, alter or repeal the provisions of this clause (a), the second full paragraph of Article IV or any provisions of Article IV, Section B of this Restated Certificate and (y) the Corporation will not amend, alter or repeal any provision of this Restated Certificate or add to or insert any provision in this Restated Certificate if (1) such amendment, alteration, repeal, addition or insertion would result, directly or indirectly, in the reclassification or recapitalization of the then outstanding shares of Common Stock into securities of the Corporation or any other Person (or securities convertible into or exchangeable for, or which evidence the right to purchase, securities of the Corporation or any other Person) and (2) the securities to be held or received by the holders of Series B Common Stock as a result of such reclassification or recapitalization (and, if such securities are Convertible Securities, the Underlying Securities with respect thereto) would have no voting power, or would have Per Share Voting Power of less than ten times the Per Share Voting Power of the securities (and, if such securities are Convertible Securities, the Underlying Securities with respect thereto) to be held or received as a result of such reclassification or recapitalization by the holders of shares of Series A Common Stock, (or, if there are two or more other series of Common Stock then outstanding, that series of Common Stock holding or receiving, as a result of such reclassification or recapitalization, securities (and, if such securities are Convertible Securities, the Underlying Securities with respect thereto) having the next highest Per Share Voting Power relative to the securities (and, if such securities are Convertible Securities, the Underlying Securities with respect thereto) to be held or received by the holders of Series B Common Stock), or (3) the securities to be held or received by the holders of Series C Common Stock as a result of such reclassification or recapitalization (and, if such securities are Convertible Securities, the Underlying Securities with respect thereto) would be entitled to vote with respect to matters upon which securities holders of the issuer thereof are generally entitled to vote (other than to an extent no greater than the holders of Series C Common Stock are entitled to vote upon matters as provided in this Restated Certificate);
     (b) the adoption, amendment or repeal of any provision of the Bylaws of the Corporation; provided, however, that this clause (b) shall not apply to, and no vote of the stockholders of the Corporation shall be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws of the Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Article V, Section F of this Restated Certificate;
     (c) the merger or consolidation of this Corporation with or into any other Person or any other business combination involving the Corporation; provided, however, that this clause (c) shall not apply to any such merger or consolidation (i) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation’s stockholders, or (ii) that at least 75% of the members of the Board of Directors then in office have approved;
     (d) the sale, lease or exchange of all, or substantially all, of the assets of the Corporation; provided, however, that this clause (d) shall not apply to any such sale, lease or exchange that at least 75% of the members of the Board of Directors then in office have approved; or
     (e) the dissolution of the Corporation; provided, however, that this clause (e) shall not apply to such dissolution if at least 75% of the members of the Board of Directors then in office have approved such dissolution.
Subject to the foregoing provisions of this Article VII, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Restated Certificate, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other Persons whomsoever by and pursuant to this Restated Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article VII.
ARTICLE VIII
SECTION 203 OF THE DGCL
     The Corporation expressly elects not to be governed by Section 203 of the DGCL.
ARTICLE IX
CERTAIN BUSINESS OPPORTUNITIES
     1. Certain Acknowledgements; Definitions. In recognition and anticipation that (a) directors and officers of the Corporation and its Subsidiaries may serve as directors, officers and employees of any other corporation, company, partnership, association, firm or other entity (“Other Entity”), (b) the Corporation and its Affiliates, directly or indirectly, may engage and are expected to continue to engage in the same, similar or related lines of business as those engaged in by any Other Entity and other business activities that overlap with or compete with those in which such Other Entity may engage, (c) the Corporation and its Affiliates may have an interest in the same areas of business opportunity as any Other Entity, (d) the Corporation and its Affiliates may engage in material business transactions with any Other Entity and its Affiliates, including (without limitation) receiving services from, providing services to or being a significant customer or supplier to such Other Entity and its Affiliates, and that the Corporation and such Other Entity or one or more of their respective Affiliates may benefit from such transactions, and (e) as a consequence of the foregoing, it is in the best interests of the Corporation that the rights of the Corporation and its Subsidiaries, and the duties of any directors or officers of the Corporation or any of its Subsidiaries (including any such persons who are also directors, officers or employees of any Other Entity), be determined and delineated in respect of (x) any transactions between the Corporation and its Affiliates, on the one hand, and such Other Entity and its Affiliates, on the other hand, and (y) any potential transactions or matters that may be presented to officers and directors or the Corporation and its Subsidiaries, or of which such officers or directors may otherwise become aware, which potential transactions or matters may constitute business opportunities of the Corporation or any of its Affiliates, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with such Other Entity and of the benefits to be derived by the Corporation by the possible service as directors or officers of the Corporation and its Subsidiaries of Persons who may also serve from time to time as directors, officers and employees of such Other Entity, the provisions of this Article IX shall, to the fullest extent permitted by law, regulate and define the conduct of the business and affairs of the Corporation and its Subsidiaries in relation to such Other Entity and its Affiliates, and as such conduct and affairs may involve such Other Entity’s respective directors, officers and employees, and the powers, rights, duties and liabilities of the Corporation and its Subsidiaries and their respective officers and directors in connection therewith and in connection with any potential business opportunities of the Corporation. Any Person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article IX. References in this Article IX to “directors,” “officers” or “employees” of any Person shall be deemed to include those Persons who hold similar positions or exercise similar powers and authority with respect to any Other Entity that is a limited liability company, partnership, joint venture or other non-corporate entity.
     2. Duties of Directors and Officers Regarding Potential Business Opportunities; No Liability for Certain Acts or Omissions. If a director or officer of the Corporation or any Subsidiary of the Corporation is offered, or otherwise acquires knowledge of, a potential transaction or matter that may constitute or present a business opportunity for the Corporation or any of its Affiliates (any such transaction or matter, and any such actual or potential business opportunity, a “Potential Business Opportunity”), such director or officer shall, to the fullest extent permitted by law, have no duty or obligation to refer such Potential Business Opportunity to the Corporation or any of its Subsidiaries, or to refrain from referring such Potential Business Opportunity to any Other Entity, or to give any notice to the Corporation or any of its Subsidiaries regarding such Potential Business Opportunity (or any matter related thereto), and such director or officer will not be liable to the Corporation or any of its Subsidiaries, as a director, officer, stockholder or otherwise, for any failure to refer such Potential Business Opportunity to the Corporation or any of its Subsidiaries, or for referring such Potential Business Opportunity to any Other Entity, or for any failure to give any notice to the Corporation or any of its Subsidiaries regarding such Potential Business Opportunity or any matter relating thereto, unless both the following conditions are satisfied: (A) such Potential Business Opportunity was expressly offered to such director or officer solely in his or her capacity as a director or officer of the Corporation or as a director or officer of any Subsidiary of the Corporation and (B) such opportunity relates to a line of business in which the Corporation or any Subsidiary of the Corporation is then directly engaged.
     3. Amendment of Article IX. No alteration, amendment or repeal, or adoption of any provision inconsistent with, any provision of this Article IX shall have any effect upon (a) any agreement between the Corporation or an Affiliate thereof and any Other Entity or an Affiliate thereof, that was entered into before such time or any transaction entered into in connection with the performance of any such agreement, whether such transaction is entered into before or after such time, (b) any transaction entered into between the Corporation or an Affiliate thereof and any Other Entity or an Affiliate thereof, before such time, (c) the allocation of any business opportunity between the Corporation or an Affiliate thereof and any Other Entity before such time, or (d) any duty or obligation owed by any director or officer of the Corporation or any Subsidiary of the Corporation (or the absence of any such duty or obligation) with respect to any Potential Business Opportunity which such director or officer was offered, or of which such director or officer otherwise became aware, before such time.

     IN WITNESS WHEREOF, the undersigned has signed this Restated Certificate of Incorporation this [     ] day of [                    ], 2008.

DISCOVERY COMMUNICATIONS, INC.
By:
Name:
Title: